UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 13, 2016

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2016, our board of directors appointed Brian S. Peay to serve as our Chief Financial Officer. Mr. Peay, age 51, has also served as Executive Vice President and Chief Financial Officer of American Healthcare Investors, LLC, or American Healthcare Investors, one of our co-sponsors, and Chief Financial Officer of Griffin-American Healthcare REIT III, Inc. since June 2016. Mr. Peay served as Chief Financial Officer of Veritas Investments, Inc., one of the largest owners and operators of rent-controlled apartments in the San Francisco Bay Area, from September 2015 to May 2016, where he was responsible for the financial planning, corporate budgeting, tax structuring and management of the accounting function of the company. Mr. Peay previously served as Vice President Finance & Sales Ops of MobileIron, Inc., a leader in security and management for mobile devices, applications and documents, from October 2013 to September 2015. Mr. Peay served as Chief Financial Officer of Glenborough, LLC, from November 2006 to March 2012, and prior to its purchase by Morgan Stanley Real Estate Fund V, Mr. Peay also previously served in executive capacities including Chief Financial Officer, SVP — Joint Ventures (Business Development), Chief Accounting Officer and VP Finance with Glenborough Realty Trust, Inc., a real estate investment and management company focused on the acquisition, management and leasing of high quality commercial properties in major markets across the country, from November 1997 to November 2006, where he was responsible for the finance, accounting and reporting, risk management, IT and Human Resource functions of the company. Prior to Glenborough Realty Trust, Inc., Mr. Peay served as Chief Financial Officer & Director of Research at Cliffwood Partners, L.P. from August 1995 to November 1997. Mr. Peay also served as Manager at Kenneth Leventhal & Co., a certified public accounting firm specializing in real estate that subsequently merged with Ernst & Young, from August 1988 to August 1995. Mr. Peay received a B.S. degree in Business Economics from the University of California, Santa Barbara and is a Certified Public Accountant in the State of California (inactive).

In connection with Mr. Peay’s appointment as our Chief Financial Officer, on June 13, 2016, we entered into an indemnification agreement with Mr. Peay to indemnify and advance expenses and costs incurred by him as an executive officer of our company in connection with any claims, suits or proceedings brought against him as an executive officer of our company as a result of his service, subject to the limitations set forth in the indemnification agreement and our charter. The form of indemnification agreement was included as Exhibit 10.3 to our Registration Statement on Form S-11 (File No. 333-205960) filed July 30, 2015 and is incorporated herein by reference. There are no other arrangements or understandings of any kind between Mr. Peay and any other person pursuant to which he was appointed to serve as our Chief Financial Officer, nor are there any family relationships between Mr. Peay and any of our other directors, executive officers or other key officers. Mr. Peay has not had any direct or indirect material interests in any transaction with us or to which we are a party or in any currently proposed transaction with us or to which we are a party.

Effective as of June 13, 2016, Danny Prosky, our President, Chief Operating Officer and Interim Chief Financial Officer, will no longer serve as our Interim Chief Financial Officer due to the appointment of Mr. Peay as our Chief Financial Officer. Mr. Prosky served as our Interim Chief Financial Officer from October 2015 to June 2016. Mr. Prosky shall continue to serve as our President and Chief Operating Officer until his successor is duly elected and qualifies, or until his removal from office.

Item 8.01 Other Events.

On June 15, 2016, American Healthcare Investors issued a press release announcing the appointment of Mr. Peay as our Chief Financial Officer. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	American Healthcare Investors, LLC Press Release, dated June 15, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

June 15, 2016	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	American Healthcare Investors, LLC Press Release, dated June 15, 2016